                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                             CYBERNET HOLDING, INC.

1.    NAME

            The name of this corporation is Cybernet Holding, Inc. (the "Corporation").

2.    REGISTERED OFFICE AND AGENT

            The registered office of the Corporation shall be located at 1018 Centre Road, Wilmington, Delaware 19805 in the County of New Castle. The registered agent of the Corporation at such address shall be Corporation Service Company.

3.    PURPOSE AND POWERS

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). The Corporation shall have all power necessary or helpful to engage in such acts and activities.

4.    CAPITAL STOCK

      4.1.  AUTHORIZED SHARES

            The total number of shares of all classes of stock that the Corporation shall have the authority to issue is thirty thousand (30,000) shares. Fifteen thousand (15,000) of such shares shall be Preferred Stock, having par value of $.01 per share ("Preferred Stock"). The remaining fifteen thousand (15,000) of such shares shall be Common Stock, all of one class, having a par value of $0.01 per share ("Common Stock").

      4.2.  COMMON STOCK

            4.2.1.    RELATIVE RIGHTS

            The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

            4.2.2.    DIVIDENDS

            Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

            4.2.3.    DISSOLUTION, LIQUIDATION, WINDING UP

            In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

            4.2.4.    VOTING RIGHTS

            Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

      4.3.  PREFERRED STOCK

            The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon.

            The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (1) the number of shares constituting that series and the distinctive designation of that series; (2) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
(3) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (4) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; (5) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (6) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and (8) any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series.

5.    INCORPORATOR; INITIAL DIRECTORS

      5.1.  INCORPORATOR

            The name and mailing address of the incorporator (the
"Incorporator") is Sonya L. Reed 1018 Centre Road, Wilmington, Delaware 19805. The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation.

      5.2.  INITIAL DIRECTORS

            The following persons, having the following mailing addresses, shall serve as the directors of the Corporation until the first annual meeting of the stockholders of the Corporation or until their successors are elected and qualified:

      NAME                          MAILING ADDRESS
      Cambpell B. Lanier, III       1239 O.G. Skinner Drive
                                    West Point, Georgia 31883

      Clarence J. Prestwood         1239 O.G. Skinner Drive
                                    West Point, Georgia 31883

      Donald W. Burton              610 West Bay Street, Suite 200
                                    Tampa, Florida 88606-2704

      William H. Scott, III         1239 O.G. Skinner Drive
                                    West Point, Georgia 31883

      William B. Blount             10 Court Square
                                    Montgomery, Alabama  36104

      O. Gene Gabbard               102 Marseille Place
                                    Cary, North Carolina  27511

6.    BOARD OF DIRECTORS

      6.1.  NUMBER; ELECTION

            The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Unless and, except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.

      6.2.  LIMITATION OF LIABILITY

            No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the types of liability set forth in Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director received any improper personal benefit.

7.    INDEMNIFICATION

            To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer or employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director or officer or employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

            The Corporation may advance expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification

            The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

8.    AMENDMENT OF BYLAWS

            In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

            IN WITNESS WHEREOF, the undersigned, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Certificate of Incorporation this 3 day of November, 1995.

                                    Incorporator

                                    By:   /s/ Sonya L. Reed
                                       ----------------------------

                           CERTIFICATE OF DESIGNATION
                                       OF
                                 PREFERRED STOCK
                                       OF
                             CYBERNET HOLDING, INC.

            Cybernet Holding, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that (i) no shares of any class or series of stock have been issued and (ii) pursuant to the authority contained in Section
4.3 of its Certificate of Incorporation, and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, its Board of Directors, by unanimous written consent, on December 6, 1995, duly adopted the following resolution creating a series of Preferred Stock designated as the Preferred Stock, which resolution remains in full force and effect as of the date hereof:

            RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation and in accordance with the provisions of its Certificate of Incorporation, there is hereby created and authorized a series of Preferred Stock of the Corporation, and the designation and amount of such series, and the powers, preferences and other rights and the qualifications, limitations of restrictions thereof, are as follows:

                                 PREFERRED STOCK

1.    DESIGNATION AND AMOUNT.

      The series of Preferred Stock created and authorized hereby shall be designated as "Preferred Stock," having a par value of $0.01 per share (the "Preferred Stock"). The number of shares constituting the Preferred Stock is 15,000.

2.    RIGHTS ON LIQUIDATION.

      In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to stockholders (whether representing capital or surplus), before any payment or distribution shall be made on the Common Stock or any other class of stock of the Corporation ranking junior to the Preferred Stock as to liquidation preference, cash in the amount of one thousand dollars ($1,000) per share (the "Preferred Stock Liquidation Distribution"). After the Preferred Stock Liquidation Distribution has been made and after the holders of shares of any other class or series of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up have received the full preferential amounts to which they are entitled, the holders of shares of Preferred Stock shall participate equally with the holders of shares of Common Stock and any other class or series of stock entitled to participate with the Common Stock in the event of dissolution, liquidation or winding up in the distribution of any remaining assets of the Corporation. If the assets distributable upon such dissolution, liquidation or winding up (as provided above) shall be insufficient to pay cash in an amount equal to the amount of the Preferred Stock Liquidation Distribution to the holders of shares of Preferred Stock, then such assets or the proceeds thereof shall be distributed among the holders of the Preferred Stock ratably in proportion to the respective amounts of the Preferred Stock Liquidation Distribution to which they otherwise would be entitled. Neither a consolidation nor a merger of the Corporation with or into any other corporation or corporations, nor the sale of transfer of all or any part of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up within the meaning of this paragraph.

3.    VOTING RIGHTS.

      Except as otherwise required by law, the holders of shares of Preferred Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each share registered in the name of each such holder upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

4.    CONVERSION.

      The shares of Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock of the Corporation at the rate of one share of Common Stock for each share of Preferred Stock (as adjusted for any stock split or reclassification): (a) upon the issuance by the Securities and Exchange Commission of an order of effectiveness (or evidence thereof satisfactory to the Corporation) as to any registration statement for the sale of any shares of Common Stock of the Corporation under the Securities Act of 1933, as amended (or any successor law) (other than an order relating to an offering made primarily or exclusively to employees); or (b) if not previously converted, on December 8, 2005 (in either case, the "Conversion Date"). The Corporation shall give notice of such conversion, in such form as may be approved by the Board of Directors of the Corporation, by first-class mail, postage prepaid, to each holder of record of shares of Preferred Stock at the holder's address as recorded in the stock records of the Corporation, within 90 days before or after the Conversion Date (although the failure to give such notice shall not affect the validity or effectiveness of such conversion). On and after the Conversion Date, each holder of shares of Preferred Stock shall be entitled to receive a certificate for the appropriate number of shares of Common Stock and shall thereafter have the same relative rights as each other holder of shares of Common Stock. All shares of Preferred Stock outstanding on the Conversion Date shall, whether or not the certificates for such shares shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares (except the right of the holders of the certificates for such shares to receive certificates for shares of Common Stock) shall thereupon cease and terminate.

      The issuance of any certificates for Common Stock on conversion of any share or shares of Preferred Stock shall be made without charge to the holder of the shares of Preferred Stock so converted or any tax in respect to the issuance of such certificates. The Corporation covenants that: (i) all shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof; (ii) the Corporation will not close its books against the transfer of shares of Preferred Stock or of Common Stock issued or issuable upon conversion of the shares of Preferred Stock in any manner which would interfere with the timely conversion of the shares of the Preferred Stock; and (iii) the Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of effecting the conversion of shares of the Preferred Stock, the full number of shares of Common Stock which would be deliverable upon the conversion of all outstanding shares of the Preferred Stock. Shares of Preferred Stock converted pursuant to this paragraph shall be canceled and retired and shall not be reissued.

      IN WITNESS WHEREOF, Cybernet Holding, Inc. has caused this Certificate of Designation to be executed on its behalf on December 7, 1995.

                                   CYBERNET HOLDING, INC.

                                   By:   /s/ Clarence J. Prestwood
                                      -------------------------------
                                       President

Attest:

/s/   Felix L. Boccucci
----------------------------------

                            CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATION OF INCORPORATION
                                       OF
                             CYBERNET HOLDING, INC.

            CYBERNET HOLDING, INC. (the "Corporation"), a corporation organized and existing under the General Corporation law of the State of Delaware, does hereby certify as follows:

            FIRST: That in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, acting by written consent signed by all of the directors of the Corporation pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions: (1) proposing and declaring advisable increasing the number of shares of authorized Preferred Stock, par value $.01 per share, of the Corporation from 15,000 to 50,000, (2) proposing and declaring advisable the amendment of the Certificate of Incorporation of the Corporation to reflect such increase and (3) recommending that such increase and amendment be submitted to the stockholders of the Corporation for their consideration, action and approval.

            SECOND: That the amendment to the Certificate of Incorporation of the Corporation is as follows:

                        Section "4.1." of the Certificate of Incorporation is
            hereby amended in its entirety as follows:

                  4.1.  Authorized Shares

                        The total number of shares of all classes of stock that the Corporation shall have the authority to issue is sixty-five thousand (65,000) shares. Fifty thousand (50,000) of such shares shall be Preferred Stock, having par value $0.1 per share
      ("Preferred Stock"). The remaining fifteen thousand (15,000) of such shares shall be Common Stock, all of one class, having a par value of $0.01 per share ("Common Stock")."

            SECOND: That thereafter, pursuant to resolution of the Board of Directors, the stockholders of the Corporation, acting by unanimous written consent in accordance with Section 228 and 229 of the General Corporation Law of the State of Delaware, duly approved such increase and the aforesaid amendment to the Certificate of Incorporation of the Corporation to reflect such increase.

            THIRD: That the aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Sections 141(f), 228, 229 and 242 of the General Corporation Law of the State of Delaware.

            FOURTH: That upon this Certificate of Amendment of Certificate of Incorporation of Cybernet Holding, Inc. becoming effective, the number of shares authorized Preferred Stock of the Corporation shall be 50,000.

            IN WITNESS WHEREOF, Cybernet Holding, Inc. has caused this Certificate of Amendment of Certificate of Incorporation of Cybernet Holding, Inc. To be signed by Clarence J. Prestwood, its President, and attested by Felix
L. Boccucci, Jr., its Secretary, on April 18th 1996.

                                    CYBERNET HOLDING, INC.

                                    By: /s/ Clarence J. Prestwood
                                       --------------------------------
                                         President

Attest:

/s/   Felix L. Boccucci
------------------------------
[CORPORATE SEAL]

                            CERTIFICATE OF AMENDMENT
                                       OF
                           CERTIFICATE OF DESIGNATION
                                       OF
                                 PREFERRED STOCK
                                       OF
                             CYBERNET HOLDING, INC.

            CYBERNET HOLDING, INC. (the "Corporation"), a corporation organized and existing under the General Corporation law of the State of Delaware, does hereby certify as follows:

            FIRST: That in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, acting by written consent signed by all of the directors of the Corporation pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions: (1) proposing and declaring advisable increasing the number of shares of authorized Preferred Stock, par value $.01 per share, of the Corporation from 15,000 to 50,000, (2) proposing and declaring advisable the amendment of the Certificate of Designation of Preferred Stock of the Corporation to reflect such increase and (3) recommending that such increase and amendment be submitted to the stockholders of the Corporation for their consideration, action and approval.

            SECOND: That the amendment to the Certificate of Designation of Preferred Stock of the Corporation is as follows:

            ARTICLE 1 of the Certificate of Designation of Preferred Stock of the Corporation hereby is amended to read in its entirety as follows:

            "1.   DESIGNATION AND AMOUNT.

                  The series of Preferred Stock created and authorized hereby shall be designated as "Preferred Stock", having a par value of $0.01 per share (the "Preferred Stock"). The number of shares constituting the Preferred Stock is 50,000."

            SECOND: That thereafter, pursuant to resolution of the Board of Directors, the stockholders of the Corporation, acting by unanimous written consent in accordance with Section 228 and 229 of the General Corporation Law of the State of Delaware, duly approved such increase and the aforesaid amendment to the Certificate of Designation of Preferred Stock of the Corporation to reflect such increase.

            THIRD: That the aforesaid amendment to the Certificate of Designation of Preferred Stock of the Corporation was duly adopted in accordance with the provisions of Sections 141(f), 228, 229 and 242 of the General Corporation Law of the State of Delaware.

            FOURTH: That upon this Certificate of Amendment of Certificate of Designation of Preferred Stock of Cybernet Holding, Inc. becoming effective, the number of shares of authorized Preferred Stock of the Corporation shall be 50,000.

            IN WITNESS WHEREOF, Cybernet Holding, Inc. has caused this Certificate of Amendment of Certificate of Designation of Preferred Stock of Cybernet Holding, Inc. to be signed by Clarence J. Prestwood, its President, and attested by Felix L. Boccucci, Jr., its Secretary, on April 18, 1996.

                                    CYBERNET HOLDING, INC.

                                    By: /s/ Clarence J. Prestwood
                                       --------------------------------
                                         President

Attest:

/s/   Felix L. Boccucci
---------------------------------
[CORPORATE SEAL]

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             CYBERNET HOLDING, INC.

            CYBERNET HOLDING, INC. (the "Corporation"), a corporation organized and existing under the General Corporation law of the State of Delaware, does hereby certify as follows:

            FIRST: That in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, acting by written consent signed by all of the directors of the Corporation pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions: (1) proposing and declaring advisable changing the name of the Corporation to "KNOLOGY Holdings, Inc."; (2) proposing and declaring advisable the amendment of the Certificate of Incorporation of the Corporation to reflect such name change; and (3) recommending that such name change and amendment be submitted to the stockholders of the Corporation for their consideration, action and approval.

            SECOND: That the amendment to the Certificate of Incorporation of the Corporation is as follows:

            Section "1." of the Certificate of Incorporation is hereby amended in its entirety as follows:

            1.    NAME

                  The name of this corporation is KNOLOGY Holdings, Inc. (the "CORPORATION").

            SECOND: That thereafter, pursuant to resolution of the Board of Directors, the stockholders of the Corporation, acting by written consent in accordance with Section 228 and 229 of the General Corporation Law of the State of Delaware, duly approved such name change and the aforesaid amendment to the Certificate of Incorporation of the Corporation to reflect such name change. Written notice of such actions have been given as provided in Section 228(d) of the General Corporation Law of the State of Delaware.

            THIRD: That the aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Sections 141(f), 228, 229 and 242 of the General Corporation Law of the State of Delaware.

            FOURTH: That upon this Certificate of Amendment of Certificate of Incorporation of Cybernet Holding, Inc. becoming effective, the name of the Corporation shall be changed to KNOLOGY Holdings, Inc.

            IN WITNESS WHEREOF, Cybernet Holding, Inc. has caused this Certificate of Amendment of Certificate of Incorporation of Cybernet Holding, Inc. to be duly signed by William Morrow, its President, on May 6, 1997.

                                    CYBERNET HOLDING, INC.

                                    By: /s/ William E. Morrow
                                       -------------------------------
                                          President
                                          William Morrow

                            CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATION OF INCORPORATION
                                       OF
                             KNOLOGY HOLDINGS, INC.

            KNOLOGY Holdings, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation law of the State of Delaware, does hereby certify as follows:

            FIRST: That in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, acting by written consent signed by all of the directors of the Corporation pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions: (1) proposing and declaring advisable increasing the number of shares of authorized Preferred Stock, par value $.01 per share, of the Corporation from 50,000 to 100,000, (2) proposing and declaring advisable increasing the number of shares of Common Stock, par value $.01 per share, of the Corporation from 15,000 to 200,000, (3) proposing and declaring advisable the amendment of the Certificate of Incorporation of the Corporation to reflect such increase and (4) recommending that such increase and amendment be submitted to the stockholders of the Corporation for their consideration, action and approval.

            SECOND: That the amendment to the Certificate of Incorporation of the Corporation is as follows:

                        Section "4.1." of the Certificate of Incorporation is
            hereby amended in its entirety as follows:

                  4.1.  Authorized Shares

                        The total number of shares of all classes of stock that the Corporation shall have the authority to issue is three hundred thousand (300,000) shares. One hundred thousand (100,000) of such shares shall be Preferred Stock, having par value $.01 per share ("Preferred Stock"). The remaining two hundred thousand (200,000) of such shares shall be Common Stock, all of one class, having a par value of $0.01 per share ("Common Stock")."

            SECOND: That thereafter, pursuant to resolution of the Board of Directors, the stockholders of the Corporation, acting by written consent in accordance with Sections 228 and 229 of the General Corporation Law of the State of Delaware, duly approved such increase and the aforesaid amendment to the

Certificate of Incorporation of the Corporation to reflect such increase. Written notice of such actions have been given as provided in Section 228(d) of the General Corporation Law of the State of Delaware.

            THIRD: That the aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Sections 141(f), 228, 229 and 242 of the General Corporation Law of the State of Delaware.

            FOURTH: That upon this Certificate of Amendment of Certificate of Incorporation of KNOLOGY Holdings, Inc. becoming effective, the number of shares of authorized Preferred Stock of the Corporation shall be 100,000 and the number of shares of authorized Common Stock of the Corporation shall be 200,000.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation of the Corporation to be duly executed and acknowledged in accordance with Section 103 of the General Corporation Law of the State of Delaware on this 14th day of October 1997.

                                    KNOLOGY HOLDINGS, INC.

                                    By: /s/ William Morrow
                                       ---------------------------
                                         Name:  William Morrow
                                          Title:  President

                                     AMENDED
                           CERTIFICATE OF DESIGNATION
                                       OF
                                 PREFERRED STOCK
                                       OF
                             KNOLOGY HOLDINGS, INC.

            KNOLOGY Holdings, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation law of the State of Delaware, does hereby certify as follows:

            FIRST: That in accordance with the requirements of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, acting by written consent signed by all of the directors of the Corporation pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions: (1) proposing and declaring advisable increasing the number of shares of authorized Preferred Stock, par value $.01 per share, of the Corporation from 50,000 to 100,000, (2) proposing and declaring advisable the Amended Certificate of Designation of Preferred Stock of the Corporation to reflect such increase and (3) recommending that such increase and amendment be submitted to the stockholders of the Corporation for their consideration, action and approval.

            SECOND: That the Amended Certificate of Designation of Preferred Stock of the Corporation is as follows:

                        Section "1." of the Certificate of Designation of
            Preferred Stock is hereby amended in its entirety as follows:

                  1.    DESIGNATION AND AMOUNT.

                        The series of Preferred Stock created and authorized hereby shall be designated as "Preferred Stock", having a par value of $0.01 per share (the "Preferred Stock"). The number of shares constituting the Preferred Stock is 100,000."

            SECOND: That thereafter, pursuant to resolution of the Board of Directors, the stockholders of the Corporation, acting by written consent in accordance with Sections 228 and 229 of the General Corporation Law of the State of Delaware, duly approved such increase and the aforesaid Amended Certificate of Designation of Preferred Stock of the Corporation to reflect such increase.

            THIRD: That the aforesaid Amended Certificate of Designation of Preferred Stock of the Corporation was duly adopted in accordance with the provisions of Sections 141(f), 151, 228 and 229 of the General Corporation Law of the State of Delaware.

            FOURTH: That upon this Amended Certificate of Designation of Preferred Stock of KNOLOGY Holdings, Inc. becoming effective, the number of shares of designated Preferred Stock of the Corporation shall be 100,000.

            IN WITNESS WHEREOF, the Corporation has caused the Amended Certificate of Designation of Preferred Stock to be duly executed and acknowledged, in accordance with Section 103 of the General Corporation Law of the State of Delaware on this 14th day of October 1997.

                                    KNOLOGY HOLDINGS, INC.

                                    By: /s/ William Morrow
                                       ----------------------------
                                         Name:  William Morrow
                                          Title:  President



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